Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-144407) pertaining to the 2005 Employee Stock Purchase Plan, 2004 Stock Incentive Plan and 2005 Non-Employee Directors’ Stock Option Plan;
(2)	Registration Statement (Form S-8 No. 333-168903) pertaining to the Amended and Restated 2010 Stock Incentive Plan;
(3)	Registration Statement (Form S-8 No. 333-180409) pertaining to the Amended and Restated 2010 Stock Incentive Plan;
(4)	Registration Statement (Form S-3 No. 333-182877);
(5)	Registration Statement (Form S-3 No. 333-215263); and
(6)	Registration Statement (Form S-8 No. 333-215264) pertaining to the 2016 Equity Incentive Plan and the Amended and Restated 2010 Stock Incentive Plan;

of our report dated 13 July 2016, with respect to the consolidated financial statements of Albireo Pharma, Inc. for the year ended 31 December 2015 included in this Annual Report (Form 10-K) of Albireo Pharma, Inc. for the year ended 31 December 2016.

/s/ Ernst & Young LLP

Reading, England

27 March 2017